ARTHUR ANDERSEN LLP





                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 5, 1998 for Pioneer Emerging Markets Fund and to all references to our firm included in or made a part of Post-Effective Amendment No. 6 and Amendment No. 8 to registration statement file Nos. 33-76894 and 811-08448, respectively.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 9, 1998